U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14(c)-5(d)(2))
[x] Definitive Information Statement

                         NEW HARVEST CAPITAL CORPORATION
              (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No Fee Required
[ ] Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1. Title of each class of securities to which transaction applies:

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2. Aggregate number of securities to which transaction applies:

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3. Per unit price or other underlying value of transaction  computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4. Proposed aggregate value of transaction:

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5. Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as  provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount previously paid:

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2. Form, schedule, or registration statement number:

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3. Filing party:

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4. Date filed:

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                              INFORMATION STATEMENT
                               Dated July 11, 2005

                         NEW HARVEST CAPITAL CORPORATION

                                     GENERAL

This information statement is being circulated to the stockholders of New Harvest Capital Corporation, a Delaware corporation ("New Harvest"), to the holders of record at the close of business on June 22, 2005 (the "Record Date"), of New Harvest's outstanding common stock, par value $0.0001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders in connection with the following action taken by the Board of Directors and approved by the holder of a majority of New Harvest's outstanding shares of Common Stock to authorize the Board of Directors to effect a one-for-one thousand three hundred seventy (1:1,370) reverse stock split of the outstanding shares of Common Stock (the "Reverse Split").

The Reverse Split was approved by the Board of Directors of New Harvest by unanimous written consent signed during the period from June 24, 2005 to June 28, 2005. The Reverse Split was approved by Azur International, Inc., a Nevada corporation, the holder of a majority of New Harvest's outstanding shares of Common Stock ("Azur" or the "Majority Stockholder"), on June 24, 2005. Following the Reverse Split, The Majority Stockholder anticipates entering into a share exchange with New Harvest's stockholders whereby the stockholders of Azur would receive shares of Common Stock in exchange for their shares of Azur stock and the Majority Stockholder would become a wholly-owned subsidiary of New Harvest, as described elsewhere in this Information Statement. The approval by the Majority Stockholder will not become effective until 20 days from the date of the mailing of this Information Statement to New Harvest's stockholders.

                                THE REVERSE SPLIT

TERMS OF THE REVERSE SPLIT

Pursuant to the Reverse Split, holders of outstanding shares of Common Stock will receive one share of post-Reverse Split Common Stock for each 1,370 shares of pre-Reverse Split Common Stock held as of the close of business on the Record Date. No


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fractional  shares of Common Stock will be issued in connection with the Reverse
Split; in cases where a stockholder will be entitled to a fraction of a share, such fraction shall be rounded up to the nearest whole number and such stockholder will receive a whole share of Common Stock in lieu thereof.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND MAJORITY STOCKHOLDER

Under the Delaware General Corporation Law (the "DGCL"), and pursuant to New Harvest's Certificate of Incorporation and By-laws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.

Between June 24, 2005 and June 28, 2005, the Board of Directors approved the Reverse Split by Written Consent as set forth in Exhibit A to this Information Statement. On June 24, 2005, the Majority Stockholder, which holds 50.4% of the total outstanding Common Stock, authorized the Reverse Split by Written Consent as set forth in Exhibit B to this Information Statement. There are currently 136,959,999 shares of Common Stock outstanding.

Accordingly, New Harvest has obtained all necessary corporate approvals in connection with the Reverse Split and is furnishing this Information Statement solely for the purpose of informing stockholders, in the manner required under the Exchange Act, of the Reverse Split before it is effected.

RECORD DATE; STOCKHOLDERS ENTITLED TO NOTICE

Only stockholders of record at the close of business on June 22, 2005 (the "Record Date") are entitled to notice of the Reverse Split. There were 136,959,999 shares of Common Stock outstanding on the Record Date. Each share is entitled to one vote per share on any matter which may properly come before the stockholders. There are no cumulative voting rights on any of New Harvest's outstanding shares.

Pursuant to the DGCL and New Harvest's Certificate of Incorporation, all matters to be voted on require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. The Reverse Split has been authorized by the written consent of the Majority Stockholder which held, as of the Record Date, a majority of the outstanding shares of Common Stock.

EFFECTIVE DATE

The Reverse Split will become effective immediately upon the filing of a Certificate of Amendment to the Certificate of Incorporation of New Harvest which shall effectuate the Reverse Split. Such filing shall be made 20 days after the date this Information Statement


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is first sent to  stockholders or as soon as practicable  thereafter.  Except as explained herein with respect to fractional shares and stockholders who currently hold fewer than 1,370 shares, on such date, all shares of Common Stock outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, converted into new shares of Common Stock in accordance with the one for 1,370 exchange ratio.

REASONS FOR THE REVERSE SPLIT

The Reverse Split is being effected in preparation for an anticipated share exchange with the stockholders of the Majority Stockholder, in which the stockholders of Azur would receive shares of Common Stock in exchange for their shares of Azur stock and the Majority Stockholder would become a wholly-owned subsidiary of New Harvest. In addition, the Board of Directors believes that the higher share price that might initially result from the Reverse Split might help generate interest in New Harvest among investors and thereby assist in raising future capital to fund New Harvest's operations or help New Harvest make further acquisitions.

Stockholders should note that the effect of the Reverse Split upon the market price for the Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of Common Stock after the Reverse Split will be up to 1,370 times greater than the price for shares of Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the Reverse Split will be maintained for any period of time. Moreover, because some investors may view the Reverse Split negatively, there can be no assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Reverse Split will either exceed or remain in excess of the current market price. The market price of the Common Stock as of the close of business on the Record Date was $.005 per share.

EFFECTS OF THE REVERSE SPLIT

VOTING RIGHTS. The voting and other rights of the holders of the Common Stock will not be affected by the Reverse Split (other than as a result of the treatment of fractional shares as described below). For example, a holder of 0.5 percent of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Split will continue to hold 0.5 percent of the voting power of the outstanding shares of Common Stock after the Reverse Split.

NUMBER OF STOCKHOLDERS; PAR VALUE AND AUTHORIZED SHARES. The number of stockholders of record will not be affected by the Reverse Split. The par value and authorized number of shares of Common Stock under New Harvest's Certificate of Incorporation will remain the same following the effective time of the Reverse Split.

NUMBER OF SHARES OUTSTANDING. The number of shares of Common Stock issued and outstanding will be reduced following the effective time of the Reverse Split in


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accordance with the following formula:  every 1,370 shares of Common Stock owned by a stockholder will automatically be changed into and become one new share of Common Stock, with 1,370 being equal to the exchange ratio of the Reverse Split. Stockholders should recognize that if the Reverse Split is effected, they will own a smaller number of shares than they presently own (a number equal to the number of shares owned immediately prior to the effective time of the Reverse Split divided by the 1,370 exchange ratio, subject to adjustment for fractional shares, as described below). As described below, all fractional share amounts resulting from the Reverse Split will be rounded up to the next whole new share.

PUBLIC STATUS; REPORTING REQUIREMENTS. There is currently no intention for New Harvest to go private, and the Reverse Split is not intended to be a first step in a going private transaction and will not have the effect of a going private transaction covered by Rule 13e-3 of the Exchange Act. Moreover, the Reverse Split will not increase the risk of New Harvest becoming a private company in the future. New Harvest will continue to be subject to the periodic reporting requirements of the Exchange Act following the Reverse Split.

ISSUANCE OF ADDITIONAL SHARES. The number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Split since prior to the Reverse Split 136,599,999 (approximately 45.5% of the 300,000,000 authorized shares of Common Stock) were outstanding and after the Reverse Split approximately 100,000 (approximately .03% of the 300,000,000 authorized shares of Common Stock) will be outstanding. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. The effective increase in the number of authorized, but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of New Harvest's
Certificate of Incorporation or By-laws. Such a use of these additional authorized shares could render more difficult, or discourage, an attempt to acquire control of New Harvest through a transaction opposed by the Board of Directors. At this time, other than for the share exchange, the Board of Directors does not have plans to issue any shares of Common Stock resulting from the effective increase in the number of our authorized, but unissued shares generated by the Reverse Split.

FEDERAL INCOME TAX CONSEQUENCES

New  Harvest  will not  recognize  any gain or loss as a result  of the  Reverse
Split.

New Harvest has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the Federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.


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


Stockholders are urged to consult their own tax advisers to determine the particular consequences of the Reverse Split to them.

DISTRIBUTION AND COSTS

New Harvest will pay the cost of preparing, printing and sending out this Information Statement, which will be sent to stockholders via regular mail following the filing of a definitive Information Statement with the Securities and Exchange Commission on or after July 11, 2005. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders. Upon receipt of written request at the address noted above, New Harvest will deliver a single copy of this Information Statement and future stockholder communication documents to any stockholders sharing an address to which multiple copies are now delivered.

DISSENTERS' RIGHTS OF APPRAISAL

No action will be taken in connection with the proposed corporate actions by the Board of Directors or the voting stockholders for which Delaware law or New Harvest's Certificate of Incorporation or By-laws provide any right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth information regarding New Harvest's current executive officers and Directors.

DONALD GOREE, DIRECTOR, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AGE 47

Mr. Goree was elected Chief Executive Officer of New Harvest on June 1, 2005. He has been Chairman and CEO of Azur since January 2004. Mr. Goree has over 25 years of experience in commercial and real estate investment, finance and development.

DONALD C. WINFREY, DIRECTOR AND PRESIDENT, AGE 38

Mr. Winfrey was elected President of New Harvest on June 1, 2005. He has been President and a Director of Azur since January 1, 2005. From 1997 to December 31, 2004 he held various positions with Xentel, Inc., including Vice President of its U.S. operations; from 1992 to 1997 he held various positions with CD3 Storage Systems, including President. He has also served as Chairman to various strategic planning and client development committees.


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


ALBERT LAZO, SECRETARY, AGE 32

Mr. Lazo was elected as Secretary of New Harvest on June 1, 2005. He has been General Counsel, Secretary of Azur since April 2004 and a director of Azur since January 2005. From February 2000 to April 2004, Mr. Lazo was an associate attorney with the law firm of Richards and Polansky, P.C. in Miami, Florida. From June 1999 to February 2000, he was an associate attorney at the law firm of John G. Shieley, P.A., based in Miami, Florida.

JAMES DITANNA, DIRECTOR, AGE 53

Mr. Ditanna has been a Director of New Harvest since January 18, 2005 and served as Chairman and President of New Harvest from January 18, 2005 to June 1, 2005. He is a graduate of Drexel University, receiving a Bachelor of Science, Business Administration with an Accounting and Taxation Major. He also received an MBA/MGA from the University of Pennsylvania, Wharton. From 1995 to 1997he served as Chief Executive Officer of NEXMED, Inc., a publicly traded company having offices in Princeton, New Jersey, Hong Kong, Peru and China.

TROY GETZ, DIRECTOR, AGE 33

Mr. Getz has been a Director of New Harvest since January 18, 2005. He is a graduate of the University of Texas and received a Bachelor of Science in Finance. Since 1997 he has been operating his own web-based company selling art and collectibles.

CURTIS HUNSINGER, DIRECTOR, AGE 29

Mr. Hunsinger has been a director of New Harvest since January 18, 2005 and served as Chief Financial Officer of New Harvest from January 18, 2005 to June 1, 2005.

FAMILY RELATIONSHIPS

There are no family relationships among any of New Harvest's Directors and officers, except that Donald Goree and Donald Winfrey are first cousins.

                          VOTING CONTROL AND MANAGEMENT

The following table sets forth certain information as of June 2, 2005, with respect to the ownership of Common Stock by each Director and executive officer of New Harvest, and each person known by New Harvest to be the owner of more than five percent of any class of New Harvest's voting securities.


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                                           AMOUNT OF AND NATURE
    NAME AND ADDRESS                           OF BENEFICIAL        PERCENTAGE
  OF BENEFICIAL OWNER                             OWNERSHIP           OF CLASS
  -------------------                      --------------------     ----------
Donald Goree (1)                                     0                   0
Donald Winfrey (1)                                   0                   0
Albert Lazo (1)                                      0                   0
Azur International, Inc. (1)                    68,960,000            50.4%
Ruth Shepley                                     8,200,000             6.0%
15318 Climbing Branch Drive,
Houston, Texas 77068

 -----------------
(1) The address of such person is 101 NE 3rd Avenue, Fort Lauderdale, Florida 33301.

SECTION 16 REPORTING

No person who, during the year ended April 30, 2005, was a Director, officer or beneficial owner of more than ten percent of New Harvest's Common Stock (which is the only class of securities of New Harvest registered under Section 12 of the Exchange Act (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by New Harvest of Forms 3 and 4 during such fiscal year as furnished to New Harvest under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to New Harvest with respect to such fiscal year, and any representation received by New Harvest from any reporting person that no Form 5 is required.

                     COMPENSATION OF DIRECTORS AND OFFICERS

During the fiscal year ended April 30, 2005, no director or executive officer received any compensation from New Harvest, including any personal benefits.

                 COMMITTEES OF NEW HARVEST'S BOARD OF DIRECTORS

Because the Board of Directors currently consists of only three members, New Harvest does not have a standing nominating, compensation or audit committee. Rather, the full Board of Directors performs the functions of these committees. Also, New Harvest does not have a financial expert on its Board of Directors as that term is defined by Item 401(e)(2) of Regulation S-B. New Harvest does not believe it is necessary for its Board of Directors to appoint such committees because the volume of matters that come before its Board of Directors for consideration permits each Director to give sufficient time and attention to such matters to be involved in all decision making. Additionally, because the Common Stock is not listed for trading or quotation on a national securities exchange, New Harvest is not required to have such committees. Because all of its Directors are also executive officers, none of New Harvest's current Directors are independent.


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


It is the view of the Board of Directors that it is appropriate for New Harvest not to have nominating committee because New Harvest only has three Directors and they are the only individuals who participate in the consideration of Director nominees. New Harvest's three Directors perform the functions of a nominating committee.

In considering candidates for membership on the Board of Directors, the Board of Directors will take into consideration the needs of the Board of Directors and the candidate's qualifications. The Board will request such information as:

o    The name and address of the proposed candidate;

o The proposed candidates resume or a listing of his or her qualifications to be a director of New Harvest;

o    A  description  of  any  relationship   that  could  affect  such  person's
     qualifying as an independent director, including identifying all other public company board and committee memberships;

o A confirmation of such person's willingness to serve as a director if selected by the Board of Directors; and

o Any information about the proposed candidate that would, under the federal proxy rules, be required to be included in New Harvest's proxy statement if such person were a nominee.

Once a person has been identified by the Board of Directors as a potential candidate, the Board of Directors may collect and review publicly available information regarding the person to assess whether the person should be considered further. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors and the Board of Directors believes that the candidate has the potential to be a good candidate, the Board of Directors would seek to gather information from or about the candidate, including through one or more interviews as appropriate and review his or her accomplishments and qualifications generally, including in light of any other candidates that the Board of Directors may be considering. The Board of Directors' evaluation process does not vary based on whether the candidate is recommended by a stockholder.

The Board of Directors will, from time to time, seek to identify potential candidates for Director nominees and will consider potential candidates proposed by the Board of Directors and by management of New Harvest.

MEETINGS OF THE BOARD OF DIRECTORS

During its fiscal year ended April 30, 2005, New Harvest's Board of Directors held one meeting attended by all members of the Board and on two occasions approved resolutions by unanimous written consent in lieu of a meeting.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders may send communications to the Board of Directors by writing to:


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                         101 NE 3rd Avenue, Suite 1220,
                        New Harvest Capital Corporation,
                         Fort Lauderdale, Florida 33301,
              Attn.: Board of Directors (or any specified Director)

Any correspondence received at the foregoing address to the attention of one or more Directors is promptly forwarded to such Director or Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the ownership of New Harvest's securities none of the Directors, executive officers, holders of ten percent of New Harvest's outstanding Common Stock, or any associate or affiliate of such person, have or, to the knowledge of New Harvest, had, a material interest, direct or indirect, during the two fiscal years ended April 30, 2005 and 2004, in any transaction or proposed transaction which may materially affect New Harvest.

No executive officer, Director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to New Harvest since the beginning of its last fiscal year.

                              BOARD RECOMMENDATION

The Board of Directors recommended approval of the Reverse Split to the Majority Stockholder for approval.

By order of the Board of Directors
July 11, 2005

/s/ Donald Goree
------------------------------
Chairman and
Chief Executive Officer


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


Exhibit A

                    WRITTEN CONSENT OF BOARD OF DIRECTORS OF
                         NEW HARVEST CAPITAL CORPORATION

THE UNDERSIGNED, constituting a majority of the Directors of New Harvest Capital Corporation, a Delaware corporation (the "Corporation"), hereby adopt the following resolutions by written consent pursuant to Section 141(f) of the Delaware General Corporation Law, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that the Article 4 of the Certificate of Incorporation of NEW HARVEST CAPITAL CORPORATION be amended by combining (the "Reverse Split") the outstanding shares of common stock of the Corporation on the basis that 1,370 of such shares shall become one (1) share without changing the par value of the shares of the Corporation; provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split; and be it further

RESOLVED, that the record date for the Reverse Split (the "Record Date") be, and it is hereby, fixed as June 22, 2005; and be it further

RESOLVED, that the Reverse Split be submitted to the stockholder owning a majority of the outstanding shares of the Corporation for its consideration and approval; and be it further

RESOLVED, that if the majority stockholder of the Corporation approves the Reverse Split, the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to prepare, file with the Securities and Exchange Commission (the "Commission") and distribute to the stockholders of the Corporation an Information Statement pursuant to Regulation 14C under the Exchange Act (the "Information Statement") with respect to the Reverse Split, such Information Statement to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the preparation, filing and distribution by such officers of the Information Statement; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and file with the Delaware Secretary of State an Amendment to the Certificate of Incorporation of the Corporation (the
"Amendment") providing for the combination of the Corporation's outstanding shares of stock on a 1:1,370 basis, without changing the


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par value of the  resulting  shares,  such  Amendment to be in such form as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable, any such determination to be conclusively evidenced by the execution, delivery and filing by such officers of the Amendment; and be it further

RESOLVED, that the effective date of the Reverse Split be, and it hereby is, fixed as the 20th day following the date of the Information Statement; and be it further

RESOLVED, that the proper officers of the Corporation be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as such officers, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the foregoing resolutions, any such determination to be conclusively evidenced by the execution and delivery by such officers of any such document, instrument or agreement or the doing by them of any such act or thing.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent as of the dates indicated below.

/s/ Donald Goree                                     Date: June 28, 2005
------------------------
Chairman of the Board

/s/ Donald Winfrey                                   Date: June 24, 2005
------------------------
Director

/s/ Albert Lazo                                      Date: June 24, 2005
------------------------
Director

/s/ James Ditanna                                    Date: June 28, 2005
------------------------
Director

/s/ Troy Getz                                        Date: June 26, 2005
------------------------
Director

/s/ Curtis Hunsinger                                 Date: June 26, 2005
------------------------
Director


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Exhibit B

                 WRITTEN CONSENT OF THE MAJORITY STOCKHOLDER OF
                         NEW HARVEST CAPITAL CORPORATION

THE UNDERSIGNED, being the holder of 68,960,000 shares of common stock of New Harvest Capital Corporation, a Delaware corporation (the "Corporation"), constituting 50.4% of the outstanding shares of voting stock of the Corporation, hereby adopts the following resolutions by written consent pursuant to Section 228 of the Delaware General Corporation Law, as if duly adopted at a duly called and noticed meeting:

RESOLVED, that the reverse split ("Reverse Split") of the Corporation's outstanding shares of common stock, par value $.0001 per share ("Common Stock") on the basis that each 1,370 of the outstanding shares of the Corporation shall become one (1) share without changing the par value of the authorized shares of the Corporation, provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Split, be, and it hereby is, approved and adopted;

RESOLVED, that the Amendment of the Corporation's Certificate of Incorporation to effectuate the Reverse Split be, and it hereby is, approved and adopted; and

RESOLVED, that the Corporation be, and it hereby is, authorized and empowered to execute and deliver all such further documents, instruments and agreements, and to do all such further acts and things, as it or its Directors, officers and agents, in their sole discretion, shall determine to be necessary, appropriate or desirable to effectuate the Reverse Split, any such determination to be conclusively evidenced by the execution and delivery by the Corporation or its Directors, officers and agents of any such document, instrument or agreement or the doing by the Corporation or its Directors, officers and agents of any such act or thing.

IN WITNESS WHEREOF, the undersigned has executed this Written Consent on the 24th day of June, 2005.

AZUR INTERNATIONAL, INC.

By:/s/ Donald Goree
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   Chairman and Chief Executive Officer